UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Square, Inc.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2021

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices)

(415) 375-3176

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N/A

(Former name or former address, if changed since last report)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

As previously announced, on August 1, 2021 (Pacific Daylight Time) / August 2, 2021 (Australian Eastern Standard Time), Square, Inc. (“Square”), Lanai (AU) 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Square (“Lanai”), and Afterpay Limited, an Australian public company limited by shares and listed on the Australian Securities Exchange (“Afterpay”), entered into a Scheme Implementation Deed pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Square will acquire (indirectly through Lanai) all Afterpay ordinary shares pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (the “Transaction”). On October 5, 2021, Square filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of Square stockholders scheduled to be held on November 3, 2021 in connection with the Transaction (the “Special Meeting”).

Litigation Related to the Transaction

In connection with the Transaction, eight lawsuits were filed between October 13 and October 25, 2021 against one or more of Square and the directors of Square (collectively, the “Defendants”). One complaint, Bushansky v. Square, Inc. et al., C.A. No. 3:21-cv-08013 (the “Bushansky Complaint”), was filed in the U.S. District Court for the Northern District of California; one complaint, Duenas v. Square, Inc. et al., C.A. No. 1:21-cv-05822 (the “Duenas Complaint”), was filed in the U.S. District Court for the Eastern District of New York; three complaints, Fetting v. Square, Inc. et al., C.A. No. 1:21-cv-08589 (the “Fetting Complaint”), Dunlap v. Square, Inc. et al., C.A. No. 1:21-cv-08612 and Franchi v. Square, Inc. et al., C.A. No. 1:21-cv-08673 (the “Franchi Complaint”), were filed in the U.S. District Court for the Southern District of New York; two complaints, Rosenblatt v. Square, Inc. et al., C.A. No. 1:21-cv-01471 and Sabatini v. Square, Inc. et al., C.A. No. 1:21-cv-01482 (the “Sabatini Complaint”), were filed in the U.S. District Court for the District of Delaware; and one complaint, Shumacher v. Square, Inc. et al., C.A. No. 2:21-cv-04665, was filed in the U.S. District Court for the Eastern District of Pennsylvania.

The complaints generally allege, among other things, that the Defendants disseminated a false or misleading proxy statement regarding the Transaction in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC Rule 14a-9 promulgated thereunder. The complaints allege (1) that the Definitive Proxy Statement filed by Square omitted or misrepresented material information regarding the financial valuation analyses performed by Square’s financial advisor in support of its fairness opinion, and in the cases of the Bushansky Complaint, the Duenas Complaint, the Fetting Complaint and the Sabatini Complaint, the deliberations of Square’s board of directors leading up to the Transaction, as well as in the cases of the Duenas Complaint, the Fetting Complaint and the Franchi Complaint, potential conflicts of interest involving Square’s financial advisor, and (2) that disclosure of material information is necessary for Square’s stockholders to make an informed decision regarding whether to vote in favor of the issuance of shares of Square Class A common stock in connection with the Transaction. The complaints further allege that Square’s directors are liable for alleged violations as “controlling persons” of Square under Section 20(a) of the Exchange Act. Additionally, two purported Square stockholders sent demand letters alleging similar purported insufficiencies in the disclosures in the Definitive Proxy Statement on October 8 and October 22, 2021 respectively (such letters, the “Demand Letters” and together with the lawsuits, the “Matters”).

Among other relief, the complaints generally seek injunctive relief, including enjoining the Transaction unless and until the Defendants disclose the allegedly omitted material information and rescinding the Transaction in the event the Defendants consummate the Transaction (or awarding rescissory damages), declaratory judgment that the Defendants violated Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder, damages, and an award of attorneys’ and experts’ fees.

Square believes that the claims asserted in the Matters are without merit and that no further disclosure is required under applicable law. However, in order to avoid the risk of the Matters delaying or adversely affecting the Transaction and to minimize the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Square has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Square specifically denies all allegations in the Matters that any additional disclosure was or is required.

As a result of supplemental disclosures set forth herein, the plaintiffs in the lawsuits have agreed to voluntarily dismiss their actions with prejudice, and the purported stockholders who sent the Demand Letters have agreed not to file any complaint in connection with the Transaction.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement.

The following underlined language is added to the thirteenth full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Background of the Transaction” that appears on page 60.

On May 17 and 18, 2021, Mr. Dorsey, Ms. Henry and Mr. Grassadonia met with Mr. Molnar in person, with Mr. Eisen participating by videoconference. The parties had a wide-ranging discussion regarding their respective visions for the future of each company, what an acquisition by Square of Afterpay could achieve and the challenges and opportunities that such an integration would present. The parties agreed to explore further the possibility of an acquisition of Afterpay by Square, with the representatives of Square indicating that they would need to conduct preliminary due diligence on Afterpay before determining whether to make a proposal for a potential acquisition and the terms of any such proposal, including to better understand the potential synergies associated with the combination. At this meeting, the participants discussed whether, in the event the parties were to pursue and consummate a potential transaction and integration of Afterpay into Square’s Seller and Cash App ecosystems, Mr. Eisen and Mr. Molnar would be willing to continue to lead the respective Afterpay businesses as part of Square’s Seller business, led by Ms. Henry, and Square’s Cash App business, led by Mr. Grassadonia. Neither at this meeting nor at any time prior to the execution of the Transaction Agreement did representatives of Square discuss any specific details of post-closing employment or compensation with Messrs. Eisen and Molnar (beyond their general willingness to continue to lead the respective Afterpay businesses following the consummation of a potential transaction), or with any other Afterpay executive.

The following underlined language is added to the second full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Summary of Financial Analyses” that appears on page 74.

In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley utilized and relied upon certain financial projections (a) for Afterpay, set forth in (i) the Afterpay Standalone Projections, (ii) the Afterpay Selected Street Projections, and (iii) the Synergy Projections and (b) for Square, set forth in the Square Consensus Projections, which, in each case, were approved by Square’s management for Morgan Stanley’s use. For further information regarding the financial projections, see the section titled “ —Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser”, beginning on page 69 of this proxy statement. For Afterpay, except as otherwise noted, Morgan Stanley utilized in each of its analyses described below the number of outstanding ordinary shares of Afterpay on a fully diluted basis, based on the following inputs as prepared and provided by Afterpay’s management as of July 30, 2021, and approved by Square’s management for Morgan Stanley’s use on July 30, 2021, which included (A) 290.1 million ordinary shares outstanding, (B) 1.2 million Afterpay RSU Awards outstanding, (C) 3,816 rights outstanding, (D) 2.8 million Afterpay options outstanding exercisable at a weighted-average exercise price of A$24.24 per share, and (E) 0.2 million loan shares outstanding exercisable at a weighted-average exercise price of A$4.77 per share, and assumed a change of control treatment for the outstanding SGX-listed Convertible Notes assuming a December 31, 2021 closing date where the outstanding principal will be (i) settled in cash if Afterpay’s stock price is below the implied change-of-control conversion price of A$141.43 and (ii) settled in stock if Afterpay’s stock price is above the implied change-of-control conversion price of A$141.43. Further, Morgan Stanley utilized in each of its analyses described below the number of outstanding ordinary shares of Afterpay arising from securities issued by certain of Afterpay’s subsidiaries. With respect to such ordinary shares, Afterpay’s management provided Morgan Stanley with (a) the inputs for Morgan Stanley’s use (which were based on Afterpay ordinary shares’ closing price as of July 30, 2021 and provided to Morgan Stanley on July 30, 2021) and (b) assumptions and methodologies to use in calculating the number of Afterpay ordinary shares on a fully diluted basis into which such instruments issued by Afterpay’s subsidiaries may be converted at different closing prices of Afterpay’s ordinary shares. Both (a) and (b) were approved by Square’s management for Morgan Stanley’s use on July 30, 2021. Such inputs included the following, and resulted in the aggregate number of 11.1 million ordinary shares of Afterpay on a fully diluted basis: (A) US and UK ESOP shares outstanding, (B) shares relating to a put and call option outstanding, (C) shares convertible under convertible notes outstanding and (D) shares relating to deferred consideration outstanding. And for Square, except as otherwise noted, Morgan Stanley utilized in each of its analyses described below the number of outstanding shares of Square’s common stock on a fully diluted basis, based on the following inputs as prepared by Square’s management as of July 29, 2021 and July 30, 2021, and provided by Square’s management to Morgan Stanley for use on July 29, 2021 and July 30, 2021, which included (A) 459.7 million shares of common stock outstanding, (B) 10.6 million Square options outstanding exercisable at a weighted-average exercise price of $23.59 per share, (C) 14.4 million Square RSUs and RSAs outstanding, (D) $2,904 million principal of outstanding convertible notes fully settled in stock (net of potential proceeds from note hedges). In addition, for purposes of the financial analyses described below, Morgan Stanley utilized the historical net debt of (i) $353 million for Afterpay and (ii) $(4,344 million) for Square, both of which were based on the closing prices of Afterpay and Square as of July 30, 2021, respectively (and reflects the value of respective convertible notes based on Afterpay ordinary shares and Square Class A common stock closing prices as of July 30, 2021, respectively), and provided by respective managements and approved for Morgan Stanley’s use by Square’s management.

The following underlined language is added to, and the crossed out language is deleted from, the first full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Public Trading Comparables Analysis” that appears on page 74.

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Square and Afterpay with comparable publicly available selected equity research analyst estimates for companies, with such companies selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to as the “comparable companies”). The selected equity research analyst estimates for the comparable companies were approved for Morgan Stanley’s use by Square’s management. ~~These comparable companies were Shopify and Affirm. Square was included as a comparable company for the analysis related to Afterpay, and Afterpay was included as a comparable company for the analysis related to Square.~~ For the purpose of this analysis, Morgan Stanley utilized (i) Shopify Inc., Affirm Holdings, Inc. and Square as comparable companies for Afterpay, and (ii) Shopify Inc., Affirm Holdings, Inc. and Afterpay as comparable companies for Square.

The following underlined language (and the related chart) is added as a new paragraph following the second full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Afterpay Public Trading Comparables Analysis” that appears on page 75.

The ratios and the relevant multiples are as follows:

Public Trading Multiples— Comparable Companies	AV / Gross Profit (CY 2022E; CY 2023E)	AV / Gross Profit / Growth (CY 2022E; CY 2023E)	AV / SS EBITDA (CY 2022E; CY 2023E)	AV / SS EBITDA/ Growth (CY 2022E; CY 2023E)
Affirm Holdings, Inc.	18.5x; 13.7x	0.55x; 0.41x	30.5x; 23.0x	0.90x; 0.68x
Afterpay	23.6x; 18.1x	0.62x; 0.66x	44.8x; 34.5x	1.18x; 1.26x
Shopify, Inc.	60.4x; 47.1x	2.21x; 1.72x	102.5x; 80.8x	3.74x; 2.95x
Square	22.4x; 17.6x	0.83x; 0.71x	52.4x; 41.6x	1.94x; 1.67x

The following underlined language is added to the third full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Afterpay Discounted Equity Value Analysis” that appears on page 77.

In each case, Morgan Stanley then subtracted estimated future net debt (for more information on calculation of historical net debt amount, see “ —Summary of Financial Analyses”) and non-controlling interest of $0.6 million and added investments in associates and equity investments of $17.3 million (as such historical balance sheet amounts were provided by

Afterpay’s management and approved by Square’s management for Morgan Stanley’s use and adjusted, based on the unaudited projected financial forecasts set forth in “ —Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser” beginning on page 69 of this proxy statement, to reflect future cash flow estimates) to Afterpay’s future implied aggregate value to reach a future implied fully diluted equity value. In each case, Morgan Stanley then divided the future implied fully diluted equity value by estimated fully diluted shares outstanding (with such estimates provided by Afterpay’s management and approved by Square’s management for Morgan Stanley’s use and adjusted for estimated increases in basic share count based on the Afterpay Selected Street Projections) to calculate the fully diluted equity value per share. Morgan Stanley then discounted the resulting implied future share price to July 30, 2021, at a discount rate of 9.0%, which rate was selected based on Afterpay’s estimated cost of equity, which was arrived at upon the application of Morgan Stanley’s professional judgment and experience, taking into account macro-economic assumptions, estimates of risk and other appropriate factors and by applying the capital asset pricing model, to calculate the discounted fully diluted equity value per share. Morgan Stanley then utilized the same methodology in applying a hurdle rate of 15% in its analysis. Based on these calculations, the analysis implied the following value ranges per Afterpay ordinary share:

Based on Calendar Year 2028	Selected AV Estimated Gross Profit Multiple Ranges	Implied Value per Afterpay Ordinary Share (A$)
Estimated Gross Profit
Afterpay Selected Street Projections – 9% Discount Rate	12.5x –18.5x	111 –161
Afterpay Selected Street Projections – 15% Hurdle Rate	12.5x –18.5x	85 – 124
Afterpay Standalone Projections – 9% Discount Rate	12.5x –18.5x	220 –325
Afterpay Standalone Projections – 15% Hurdle Rate	12.5x –18.5x	169 –249
Afterpay Standalone Projections Including Synergies – 9% Discount Rate	12.5x –18.5x	305 –452
Afterpay Standalone Projections Including Synergies – 15% Hurdle Rate	12.5x –18.5x	234 –346

The following underlined language is added to the third full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Square Discounted Equity Value Analysis” that appears on page 77.

Morgan Stanley then subtracted Square’s estimated future net debt (for more information on calculation of historical net debt amount, see “ —Summary of Financial Analyses”) and non-controlling interest of $48 million (as such historical balance sheet amounts were provided by Square’s management and approved by Square’s management for Morgan Stanley’s use and adjusted, based on the unaudited projected financial forecasts set forth in “ —Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser” beginning on page 69 of this proxy statement, to reflect future cash flow estimates) to Square’s future implied aggregate value to reach a future implied fully diluted equity value. Morgan Stanley then divided the future implied fully diluted equity value by estimated fully diluted shares outstanding (with such estimates provided by Square’s management and adjusted for estimated increases in share count in line with equity research analyst estimates) to calculate the fully diluted equity value per share. Morgan Stanley then discounted the resulting implied future share price to July 30, 2021, at a discount rate of 11.2%, which rate was selected based on Square’s estimated cost of equity, which was arrived at upon the application of Morgan Stanley’s professional judgment and experience, taking into account macro-economic assumptions, estimates of risk and other appropriate factors and by applying the capital asset pricing model, to calculate the discounted fully diluted equity value per share. Morgan Stanley also applied a hurdle rate of 15% in its analysis. Based on these calculations, the analysis implied the following value ranges per share of Square Class A common stock:

Based on Calendar Year 2028 Estimated Gross Profit	Selected AV / Estimated Gross Profit Multiple Ranges	Implied Value per Share of Square Class A Common Stock ($)
Square Consensus Projections – 11.2% Discount Rate	12.5x – 18.5x	242 – 354
Square Consensus Projections – 15% Hurdle Rate	12.5x – 18.5x	204 – 299

The following underlined language is added to the second full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Afterpay Discounted Cash Flow Analysis” that appears on page 78.

Morgan Stanley discounted the levered free cash flows and terminal values, using a midyear convention, to present values as of July 30, 2021, at a discount rate ranging from 8.0% to 10.0%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience and taking into account macro-economic assumptions, estimates of risk and other appropriate factors, to reflect an estimate of Afterpay’s cost of equity determined by the application of the capital asset pricing model. Morgan Stanley utilized perpetual growth rates of 3.5% to 4.5% as part of its analyses, with such rates selected by applying Morgan Stanley’s professional judgment and experience, taking into account market expectations regarding long-term real growth rate of gross domestic product, inflation and other appropriate factors.

The following underlined language is added to the second full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Square Discounted Cash Flow Analysis” that appears on page 78 and page 79.

The free cash flows and terminal values were discounted, using a midyear convention, to present values as of July 30, 2021, at a discount rate ranging from 10.0% to 12.0%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience and taking into account macro-economic assumptions, estimates of risk, Square’s capital structure and other appropriate factors, to reflect an estimate of Square’s weighted average cost of capital determined by the application of the capital asset pricing model. Morgan Stanley utilized perpetual growth rates of 3.5% to 4.5% as part of its analyses, with such rates selected by applying Morgan Stanley’s professional judgment and experience, taking into account market expectations regarding long-term real growth rate of gross domestic product, inflation and other appropriate factors. The resulting aggregate value was then adjusted for net debt and non-controlling interest to derive the implied equity value.

The following underlined language is added to the first full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Precedent Transactions Premia” that appears on page 79.

Morgan Stanley performed an illustrative precedent premia analysis for Afterpay by reviewing selected all-stock transactions for acquired companies in the United States, Australia and outside of the United States and Australia. Among the transactions observed by Morgan Stanley for the purpose of this analysis, there were 15 transactions in the U.S., four in Australia and five international transactions. Morgan Stanley noted the distributions of the (i) implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (ii) the implied premium to the acquired company’s average closing share price during the one month preceding the announcement (or the last trading day prior to share price being affected by acquisition rumors or similar merger-related news). The median premia to spot for the U.S. transactions, Australian transactions and international transactions were 22%, 26% and 7%, respectively, and the median premia to 1-month average for the U.S. transactions, Australian transactions and international transactions were 23%, 29% and 15%, respectively. Based on the analysis of minimum and maximum observed premia for such selected transactions and applying Morgan Stanley’s professional judgment and experience, Morgan Stanley selected representative ranges of premia and applied such ranges to (i) the closing trading price as of July 30, 2021 (the last full trading day prior to the meeting of Square’s board of directors to approve the Transaction Agreement and the Transaction) for Afterpay ordinary shares for the one-day premia and (ii) Afterpay’s one month average closing price for the one-month premia. For the one-day premia, the per share distribution range was $96 – $150, and for the one-month premia, the distribution range was $113 – $193.

The following underlined language is added to the first full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—Equity Research Analysts’ Future Price Targets” that appears on page 80.

Morgan Stanley noted certain future public market trading price targets for Afterpay ordinary shares and Square Class A common stock prepared and published by equity research analysts prior to July 30, 2021 (the last full trading day prior to the meeting of Square’s board of directors to approve the Transaction Agreement and the Transaction). Morgan Stanley utilized 17 such price targets for Afterpay and 43 for Square. These targets reflected each analyst’s estimate of the future public market trading price of such shares. Morgan Stanley discounted the range of analyst price targets per share for the Afterpay ordinary shares by one year at a rate of 9.0%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience and taking into account macro-economic assumptions, estimates of risk and other appropriate factors, to reflect Afterpay’s cost of equity. Morgan Stanley discounted the range of analyst price targets per share for the Square Class A common stock by one year at a rate of 11.2%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience and taking into account macro-economic assumptions, estimates of risk and other appropriate factors, to reflect Square’s cost of equity. These calculations resulted in a range of discounted price targets for Afterpay ordinary shares of A$33 to A$161 per share and a range of $157 to $342 per share of Square Class A Common Stock. In addition, the median discounted price targets for (i) Afterpay ordinary shares was A$138 per share and (ii) Square Class A common stock was $252 per share.

The following underlined language is added to, and the crossed out language is deleted from, the sixth full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Square’s Financial Adviser—General” that appears on page 81 and page 82.

Under the terms of its engagement letter, Morgan Stanley provided Square with financial advisory services and a financial opinion in connection with the Transaction, described in this section and attached to this proxy statement as Annex C. Square has agreed to pay Morgan Stanley for its services a fee of approximately $30 million, $25 million of which will be paid upon the closing of the Transaction, and $5 million of which was paid upon the public announcement of the Transaction and an additional discretionary fee of up to $15 million, which amount, if any, will be determined in the sole discretion of Square, taking into consideration, among other factors, any change in the scope and length of Morgan Stanley’s engagement, as well as quality of work, value added, and contribution towards a successful outcome, and paid upon the closing of the Transaction. Square has also agreed to reimburse Morgan Stanley for its reasonable expenses, including reasonable fees of outside counsel and other professional advisers incurred in connection with its engagement. In addition, Square has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley’s engagement, including certain liabilities under the federal securities laws. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services to Square for which Morgan Stanley and its affiliates~~and~~ received aggregate fees of approximately $5 million to $10 million, which includes fees in connection with two loans, two series of bonds and three series of convertible notes ~~from Square in connection with such services~~. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have not received any fees from Afterpay for financial advisory or financing services. In addition, as of the date of its opinion, Morgan Stanley or an affiliate thereof is a lender to Square. Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2020, filed with the SEC on February 12, 2021, Morgan Stanley shared dispositive power over 24,316,533 shares of Square Class A common stock and shared voting power over 18,958,700 shares of Square Class A common stock, which represented approximately 6.3% of the total Square Class A common stock outstanding. (For further information relating to such beneficial ownership, see the section entitled “The Special Meeting—Security Ownership of Certain Beneficial Owners and Management” beginning on page 54 of this proxy statement.) As of the date of Morgan Stanley’s opinion, amounts of less than 1% of Afterpay ordinary shares and of Square Class A common stock were held by Morgan Stanley and its affiliates on a principal basis. Morgan Stanley may also seek to provide financial advisory and financing services to Square and Afterpay and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

The following underlined language is added as a new paragraph following the third full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction Agreement, Scheme and Deed Poll—Board Recommendation” that appears on page 123.

Square has indicated to Afterpay that, if required by ASIC to issue a no-objection statement in relation to the Scheme pursuant to section 411(17)(b) of the Australian Corporations Act, in connection with Afterpay’s board of directors’ exercise of its fiduciary or statutory duties in determining whether to withdraw or change its recommendation in favor of the Scheme as described above, Square would not give effect to the phrase “and acting reasonably” in the enforcement of the relevant provision in the Transaction Agreement and has authorized Afterpay to include a statement to that effect in the Scheme Booklet if so required.

The following underlined language is added to the first full paragraph in the section of the Definitive Proxy Statement entitled “The Transaction Agreement, Scheme and Deed Poll—Amendment and Waiver” that appears on page 128.

A provision of or a right, power, or remedy under the Transaction Agreement may only be varied or waived with written consent of the party to be bound. For the avoidance of doubt, the ability of the parties to vary any provision of the Transaction Agreement includes the ability to vary the waivability of any conditions (including conditions that are not currently waivable under the agreement) to the Transaction described in the section entitled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 of this proxy statement.

Additional Information and Where to Find It

In connection with the proposed transaction, Square filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on October 5, 2021 and commenced mailing the definitive proxy statement to the shareholders of Square seeking their approval of the issuance of shares of Square Class A common stock in connection with the proposed transaction. Square may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the definitive proxy statement or any other document that Square has filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAS BEEN OR MAY BE FILED WITH THE SEC OR OTHERWISE BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SQUARE, AFTERPAY, AND THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the definitive proxy statement and (if and when available) other documents containing important information about Square and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Investors and security holders are able to obtain those documents released by Afterpay to the Australian Securities Exchange (“ASX”) announcements platform free of charge at ASX’s website, www.asx.com.au. Copies of the documents filed with the SEC by Square are available free of charge on Square’s Investor Relations website at https://investors.squareup.com.

Participants in the Solicitation

Square, Afterpay, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Square’s security holders in connection with the proposed transaction. Information about Square’s directors and executive officers is set forth in Square’s proxy statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021, and its Current Report on Form 8-K filed with the SEC on May 7, 2021 and subsequent statements of beneficial ownership on file with the SEC. Information about Afterpay’s directors and executive officers is set forth in Afterpay’s latest annual report dated August 25, 2021, as updated from time to time via announcements made by Afterpay on the ASX. Additional information regarding the interests of those persons and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of Square security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement, as well as other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Square using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Square securities issued in the proposed transaction are anticipated to be issued in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Examples of forward-looking statements in this current report include, among others, statements regarding the future performance of Square and Afterpay, the perceived synergies and other benefits of the pending transaction between Square and Afterpay; the ability of the transaction to accelerate growth; and expectations around the financial impact of the transaction on Square’s financials.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors described from time to time in Square’s filings with the SEC and Afterpay’s filings with the ASX, including Square’s Annual Report on Form 10-K for the year ended December 31, 2020 and most recent Quarterly Report on Form 10-Q and Afterpay’s Annual Report for the financial year ended June 30, 2021, and future filings and reports by either Square or Afterpay.

In addition, other factors related to the pending transaction between Square and Afterpay that contribute to the uncertain nature of the forward-looking statements include, but are not limited to: the expected timing to complete the pending transaction; filings and approvals relating to the pending transaction; the ability to complete the pending transaction considering the various closing conditions, including shareholder approvals; and the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the pending transaction. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Investors are cautioned not to place undue reliance on these statements.

All forward-looking statements are based on information and estimates available to Square or Afterpay at the time of this communication or the definitive proxy statement, as applicable, and are not guarantees of future performance. Except as required by law, neither Square nor Afterpay assume any obligation to update any of the statements in this communication, and any statement in this communication is subject to change without notice.

The distribution of this communication may be subject to legal or regulatory restrictions in certain jurisdictions. Any person who comes into possession of this communication must inform himself or herself of and comply with any such restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	SQUARE, INC.

	By:	/s/ Sivan Whiteley
	Name:	Sivan Whiteley
	Title:	General Counsel and Corporate Secretary